Exhibit 99.01
Dexcom Reports First Quarter 2019 Financial Results

SAN DIEGO, CA - (BUSINESS WIRE-May 1, 2019) - DexCom, Inc. (Nasdaq: DXCM) today reported its financial results as of and for the quarter ended March 31, 2019.

First Quarter 2019 Highlights:

•	Revenue grew 52% versus the same quarter of the prior year to $280.5 million

•	U.S. revenue growth of 45% and international revenue growth of 79%

•	Demonstrated additional real-world clinical benefits driven by Dexcom real-time CGM, as described in recent scientific publications:

◦	Actionable, predictive low glucose alerts with the Dexcom G6 enable further reductions in hypoglycemia, independent of screen view frequency[1]

◦	Data sharing via Dexcom Share and Follow is associated with improved time in range and device utilization in children and adolescents with diabetes[2]

“Dexcom is off to a great start in 2019, with our growth testifying to the rising awareness and excitement around real-time CGM and Dexcom’s new G6 technology,” said Kevin Sayer, Dexcom’s Chairman, President and CEO. “Given the strength of our performance thus far, we are pleased to raise our full-year growth outlook.”

2019 Annual Guidance

Dexcom updated its revenue, gross profit and operating margin expectations for full fiscal year 2019:

•	Revenue of $1.25 billion to $1.3 billion

•	Gross profit margin of 64% to 65%

•	Non-GAAP operating margin of approximately 6%

•	Non-GAAP adjusted EBITDA margin of approximately 18%

First Quarter 2019 Financial Results

Revenue: In the first quarter of 2019, worldwide revenue grew 52% to $280.5 million, up from $184.4 million in the first quarter of 2018. The growth was driven by increasing volumes across all channels in conjunction with the rising global awareness of the benefits of real-time CGM.

Gross Profit: Gross profit totaled $168.8 million or 60.2% of sales for the first quarter of 2019, compared to $118.9 million or 64.5% of sales in the first quarter of 2018.

Operating Loss: GAAP operating loss for the first quarter of 2019 was $14.4 million, compared to a GAAP operating loss of $30.7 million for the first quarter of 2018.

Non-GAAP operating loss* for the first quarter of 2019 was $7.6 million, compared to a non-GAAP operating loss of $28.7 million for the first quarter of 2018. The first quarter 2019 non-GAAP amount excludes $6.4 million of business transition and related costs and the first quarter 2018 non-GAAP amount excludes $2.0 million of such costs.

Net Loss and Net Loss per Share: GAAP net loss was $26.9 million, or $0.30 per share, for the first quarter of 2019, compared to a GAAP net loss of $24.2 million, or $0.28 per share, for the same quarter of 2018.

Non-GAAP net loss* was $4.6 million, or $0.05 per share, for the first quarter of 2019, compared to a non-GAAP net loss of $26.3 million, or $0.30 per diluted share, for the same quarter of 2018. The first quarter 2019 non-GAAP amount excludes $6.4 million of business transition costs, $11.3 million of non-cash interest expense related to Dexcom’s senior convertible notes, and a $4.2 million loss related to equity investments.

Cash and Liquidity: As of March 31, 2019, Dexcom held $1.358 billion in cash and marketable securities and maintained full availability on its $200.0 million revolving credit facility. The cash balance includes the net proceeds from Dexcom’s fourth quarter 2018 convertible notes offering and represents significant financial and strategic flexibility as Dexcom continues to expand production capacity and explore new market opportunities.

* See the tables below for a reconciliation of these GAAP and non-GAAP financial measures.

1 Puhr S, Derdzinski M, Parker AS, Welsh JB, Price DA. Real-World Hypoglycemia Avoidance With a Predictive Low Glucose Alert Does Not Depend on Frequent Screen Views. J Diabetes Sci Technol. 2019:1932296819840691. [publication forthcoming, presented at ATTD in February 2019]; Puhr S, Derdzinski M, Welsh JB, Parker AS, Walker T, Price DA. Real-World Hypoglycemia Avoidance with a Continuous Glucose Monitoring System's Predictive Low Glucose Alert. Diabetes Technol Ther. 2019;21(4):155-158. [published online March 30, 2019]
2 Welsh JB, Derdzinski M, Parker AS, Puhr S, Jimenez A, Walker T. Real-Time Sharing and Following of Continuous Glucose Monitoring Data in Youth. Diabetes Therapy. 2019;10(2):751-755. [published online January 30, 2019]

Conference Call

Management will hold a conference call today starting at 4:30 p.m. (Eastern Time). The conference call will be concurrently webcast. The link to the webcast will be available on the DexCom, Inc. website at www.dexcom.com by navigating to “About Us,” then “Investor Relations,” and then “Events and Presentations,” and will be archived for future reference. To listen to the conference call, please dial (800) 446-1671 (US/Canada) or (847) 413-3362 (International) and use the confirmation number “47626298” approximately five minutes prior to the start time.

Statement Regarding Use of Non-GAAP Financial Measures

Dexcom reports non-GAAP financial measures in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Our financial measures under GAAP include certain non-cash collaborative research and development fees, business transition and related costs, income and expense related to our equity investment in Tandem Diabetes Care, Inc., and certain interest expense related to our senior convertible notes, as shown in the itemized reconciliation between GAAP and non-GAAP financial measures included in this press release. Management believes that presentation of operating results that excludes these items provides useful supplemental information to investors and facilitates the analysis of our core operating results and comparison of operating results across reporting periods. Management also believes that this supplemental non-GAAP information is therefore useful to investors in analyzing and assessing our past and future operating performance.

These non-GAAP measures may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. We believe that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with U.S. GAAP and that these measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP measures. We encourage investors to carefully consider our results under GAAP, as well as our supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand our business.

About DexCom, Inc.

DexCom, Inc., headquartered in San Diego, California, is developing and marketing continuous glucose monitoring systems for use by people with diabetes and by healthcare providers.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements that are not purely historical regarding Dexcom’s or its management’s intentions, beliefs, expectations and strategies for the future. All forward-looking statements and reasons why results might differ included in this press release are made as of the date of this release, based on information currently available to Dexcom, deal with future events, are subject to various risks and uncertainties, and actual results could differ materially from those anticipated in those forward-looking statements. The risks and uncertainties that may cause actual results to differ materially from Dexcom’s current expectations are more fully described in Dexcom’s Annual Report on Form 10-K for the period ended December 31, 2018, as filed with the Securities and Exchange Commission on February 21, 2019. Except as required by law, Dexcom assumes no obligation to update any such forward-looking statement after the date of this report or to conform these forward-looking statements to actual results.

INVESTOR RELATIONS CONTACT:
Steven R. Pacelli
Executive Vice President, Strategy and Corporate Development
(858) 200-0200
www.dexcom.com

MEDIA CONTACT:
Lisa Schmidtke
(480) 292-0786

DexCom, Inc.
Table A
Consolidated Balance Sheets
(In millions, except par value and share data)

	March 31, 2019	December 31, 2018
Assets	(Unaudited)
Current assets:
Cash and cash equivalents	$1,285.1	$1,137.0
Short-term marketable securities	72.9	248.6
Accounts receivable, net	204.7	226.7
Inventory	101.1	70.7
Prepaid and other current assets	27.0	16.5
Total current assets	1,690.8	1,699.5
Property and equipment, net	221.4	183.1
Operating lease right-of-use assets	27.7	—
Goodwill	18.6	18.7
Other assets	15.5	14.7
Total assets	$1,974.0	$1,916.0
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued liabilities	$169.1	$147.1
Accrued payroll and related expenses	51.3	72.4
Operating lease liabilities, current portion	12.3	—
Deferred revenue	2.7	2.9
Total current liabilities	235.4	222.4
Long-term senior convertible notes	1,022.4	1,010.3
Operating lease liabilities, net of current portion	29.5	—
Other long-term liabilities	18.1	20.0
Total liabilities	1,305.4	1,252.7
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value, 5.0 million shares authorized; no shares issued and outstanding at March 31, 2019 and December 31, 2018	—	—
Common stock, $0.001 par value, 200.0 million shares authorized; 92.1 million and 91.0 million shares issued and outstanding, respectively, at March 31, 2019; and 91.1 million and 90.0 million shares issued and outstanding, respectively, at December 31, 2018	0.1	0.1
Additional paid-in capital	1,590.6	1,560.6
Accumulated other comprehensive income	1.6	1.5
Accumulated deficit	(823.7)	(798.9)
Treasury stock, at cost; 0.8 million shares at March 31, 2019 and December 31, 2018	(100.0)	(100.0)
Total stockholders’ equity	668.6	663.3
Total liabilities and stockholders’ equity	$1,974.0	$1,916.0

DexCom, Inc.
Table B
Consolidated Statements of Operations
(In millions, except per share data)
(Unaudited)

	Three Months Ended March 31,
	2019	2018

Revenue	$280.5	$184.4
Cost of sales	111.7	65.5
Gross profit	168.8	118.9
Operating expenses
Research and development	59.0	44.8
Selling, general and administrative	124.2	104.8
Total operating expenses	183.2	149.6
Operating loss	(14.4)	(30.7)
Interest expense	(14.9)	(4.8)
Income (loss) from equity investments	(4.2)	7.4
Interest and other income (expense), net	6.9	4.1
Loss before income taxes	(26.6)	(24.0)
Income tax expense	0.3	0.2
Net loss	$(26.9)	$(24.2)

Basic and diluted net loss per share	$(0.30)	$(0.28)
Shares used to compute basic and diluted net loss per share	90.3	87.3

DexCom, Inc.
Table C
Revenue by Geography
(Dollars in millions)
(Unaudited)

	Three Months Ended March 31,
	2019	2018
U.S. revenue	$210.5	$145.4
Year over year growth	45%	25%
% of total revenue	75%	79%

International revenue	$70.0	$39.0
Year over year growth	79%	49%
% of total revenue	25%	21%

Total revenue (1)	$280.5	$184.4
Year over year growth	52%	30%

(1) The sum of the revenue components may not equal total revenue due to rounding.

DexCom, Inc.
Table D
Revenue by Component
(Dollars in millions)
(Unaudited)

	Three Months Ended March 31,
	2019	2018
Sensor and other revenue(2) (3)	$211.9	$131.9
Year over year growth	61%	30%
% of total revenue	76%	72%

Transmitter revenue(2)	$49.6	$37.7
Year over year growth	32%	28%
% of total revenue	18%	20%

Receiver revenue	$19.0	$14.8
Year over year growth	28%	25%
% of total revenue	7%	8%

Total revenue(1)	$280.5	$184.4
Year over year growth	52%	30%

(1) The sum of the revenue components may not equal total revenue due to rounding.
(2) Includes allocated subscription revenue.
(3) Includes services, freight, accessories, etc.

DexCom, Inc.
Table E
Itemized Reconciliation Between GAAP and Non-GAAP Financial Measures
(In millions, except per share data)
(Unaudited)

	Three Months Ended March 31,
	2019	2018 (As Adjusted)(1)
GAAP operating loss	$(14.4)	$(30.7)
Amortization of intangible assets	0.4	—
Business transition and related costs(2)	6.4	2.0
Non-GAAP operating loss	$(7.6)	$(28.7)

GAAP net loss	$(26.9)	$(24.2)
Share-based compensation	25.0	24.6
Depreciation and amortization	9.9	6.0
Business transition and related costs(2)	6.1	2.0
(Income) loss from equity investments(3)	4.2	(7.4)
Interest expense and interest income	7.5	3.3
Income tax expense	0.3	0.2
Non-GAAP adjusted EBITDA	$26.1	$4.5

GAAP net loss	$(26.9)	$(24.2)
Amortization of intangible assets	0.4	—
Business transition and related costs(2)	6.4	2.0
Non-cash interest expense(4)	11.3	3.3
(Income) loss from equity investments(3)	4.2	(7.4)
Tax effect of adjustments(4)	—	—
Non-GAAP net loss	$(4.6)	$(26.3)

GAAP basic and diluted net loss per share	$(0.30)	$(0.28)
Amortization of intangible assets	—	—
Business transition and related costs(2)	0.07	0.02
Non-cash interest expense(4)	0.13	0.04
(Income) loss from equity investments(3)	0.05	(0.08)
Tax effect of adjustments(5)	—	—
Non-GAAP basic and diluted net loss per share(6)	$(0.05)	$(0.30)

Shares used to compute basic and diluted net loss per share	90.3	87.3

(1) The 2018 non-GAAP presentation is adjusted to include amortization of intangible assets and business transition and related costs to conform to the 2019 presentation.
(2) Business transition costs are primarily related to the activities that DexCom announced on February 21, 2019.
(3) (Income) loss from equity investments is related to our investment in Tandem Diabetes Care, Inc.
(4) Non-cash interest expense represents accretion of the debt discount associated with our 2022 and 2023 Senior Convertible Notes.
(5) We are tax-effecting GAAP-only items at a 0% tax rate because we record a full valuation allowance on our deferred tax assets.
(6) The sum of the basic and diluted non-GAAP net income (loss) per share components may not equal the totals due to rounding.